Exhibit d.5

[FORM OF NOTICE OF GUARANTEED DELIVERY]

OXFORD LANE CAPITAL CORP.

NOTICE OF GUARANTEED DELIVERY
RELATING TO SHARES SUBSCRIBED FOR PURSUANT
TO THE BASIC SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE

        As set forth in Oxford Lane Capital Corp.’s (the "Company’s") prospectus supplement, dated January 7, 2013, under "The Offer—Payment of Shares," this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock of the Company subscribed for pursuant to the basic subscription and the over-subscription privilege. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 P.M., New York City time, on February 15, 2013, the expiration date, unless extended by the Company in its sole discretion (as it may be extended, the "Expiration Date").

The Subscription Agent is:
COMPUTERSHARE TRUST COMPANY, N.A.
Attention: Oxford Lane Capital Corp. Rights Offering

By First Class Mail Only
(No Overnight/Express Mail):		By Overnight Delivery:
Computershare
Attn: Voluntary Corporate Actions		Computershare
P.O. Box 43011		Attn: Voluntary Corporate Actions
Providence, RI 02940-3011		250 Royall Street, Suite V
Canton, MA 02021

By Facsimile Transmission (for Notice Of Guaranteed Delivery Only):
(781) 575-4210

Fax Confirmation by Telephone to:
(781) 575-2332

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of common stock subscribed for pursuant to both the basic subscription and the over-subscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of (a) full payment for all shares of common stock subscribed for pursuant to the basic subscription and the over-subscription privilege and (b) a properly completed and duly executed Subscription Certificate. The Subscription Certificate and full payment must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on February 15, 2013 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

        This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Subscription Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Certificate.

CORPORATE ACTIONS VOLUNTARY_OXLC

GUARANTEE

        The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on February 15, 2013 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date) of (i) a properly completed and duly executed Subscription Certificate and (ii) full payment of the subscription price for each share of common stock subscribed for pursuant to the basic subscription and the over-subscription privilege, if applicable, as subscription for such shares is indicated herein and on the Subscription Certificate.

Broker Assigned Control #

OXFORD LANE CAPITAL CORP.

1. Basic Subscription	Number of rights exercised:	rights

	Number of shares subscribed for pursuant to the basic subscription for which you are guaranteeing delivery of the Subscription Certificate and full payment:	shares

	Payment to be made in connection with basic subscription:	$
(Shares × $14.50, the subscription price)

2. Over-Subscription Privilege	Number of shares subscribed for pursuant to the over-subscription privilege for which you are guaranteeing delivery of the Subscription Certificate and full payment:	shares

	Payment to be made in connection with over-subscription privilege:	$
(Shares × $14.50, the subscription price)

3. Totals	Total number of rights exercised:	rights

	Total number of shares subscribed for pursuant to the basic subscription and over-subscription privilege for which you are guaranteeing delivery of the Subscription Certificate and full payment:	shares

	Total payment to be made:	$

4. Method of Delivery (Check one):

☐    Through the Depository Trust Company ("DTC")
☐    Direct to Computershare Trust Company, N.A., as the Subscription Agent.

CORPORATE ACTIONS VOLUNTARY_OXLC

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificate(s) representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents, on or before 5:00 p.m. New York City time, on the date that is three (3) business days after the Expiration Date.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City State Zip Code

Phone Number

Date

CORPORATE ACTIONS VOLUNTARY_OXLC